Exhibit 10.1(2)

FIELDSTONE INVESTMENT FUNDING, LLC

July 27, 2005

Credit Suisse, New York Branch,
as Facility Agent
Eleven Madison Avenue
New York, New York 10010

Re:                               Fieldstone Investment Funding, LLC/Fee Letter

Ladies and Gentlemen:

Reference is hereby made to that certain Funding Agreement, dated as of July 27, 2005 (as amended, supplemented or otherwise modified and in effect from time to time, the “Funding Agreement”), by and among (i) Fieldstone Investment Funding, LLC, a Delaware limited liability company, as borrower (in such capacity, the “Borrower”), (ii) Fieldstone Investment Corporation, a Maryland corporation, individually and as servicer (in such capacity, the “Servicer”), (iii) Credit Suisse, New York Branch (“CSFB”), as facility agent for the benefit of the several group agents and lenders party thereto from time to time (together with its permitted successors and assigns in such capacity, the “Facility Agent”) and as group agent for the lenders having CSFB as a group agent (together with its permitted successors and assigns in such capacity, the “CSFB Group Agent”) and (iv) the several lenders and group agents party thereto from time to time.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in, or incorporated by reference into, the Funding Agreement and the other Transaction Documents.

In connection with the transaction contemplated by the Funding Agreement and the other Transaction Documents, the parties hereto hereby agree as follows from the Effective Date until the first day on which all Aggregate Unpaids are paid in full:

1.                                       Applicable Margin.  As used in the Funding Agreement, the “Applicable Margin” applicable to each Loan or portion thereof at any time shall be a rate equal to 0.23%; provided that, to the extent any Loan or portion thereof relates to Mortgage Loans that are Wet-Ink Mortgage Loans, the ratable principal balance of such Loan or portion thereof relating to the aggregate Outstanding Balance of such Wet-Ink Mortgage Loans shall have an Applicable Margin equal to 0.43% for each day during the related Funding Period for which such Mortgage Loans are Wet-Ink Mortgage Loans.

2.                                       Unused Fee.  On each Settlement Date with respect respect to the immediately preceding Settlement Period, the Borrower agrees to pay to the Lenders in the CSFB Lending Groups, in accordance with the Funding Agreement, a fee (the “Unused Fee”) equal to the product of (i) 0.125% per annum multiplied by (ii) the difference between such Lending Groups’ weighted average daily Group Facility Limits for such Settlement Period and such Lending Groups’ aggregate pro rata share of the weighted average daily Facility Outstandings for such Settlement Period.

3.                                       Administration Fee.  On each Settlement Date with respect to the immediately preceding Settlement Period, the Borrower agrees to pay to the Facility Agent, for its own account in accordance with the Funding Agreement, a fee (the “Administration Fee”) equal to the product of (i) 0.02% per annum multiplied by (ii) the weighted average daily Facility Outstandings for such Settlement Period.

4.                                       Computations. The Unused Fee and the Administration Fee shall be computed on the basis of the actual number of calendar days in the related Settlement Period elapsed in a year of 360 days.

5.                                       Other Expenses.  The Borrower shall pay, or cause to be paid, all of the due diligence and out-of-pocket costs and expenses of the Facility Agent, the CSFB Group Agent and the Lenders in the CSFB Lending Groups (including the reasonable fees and disbursements of counsel to each of them) in connection with the effectiveness of the Transaction Documents and any amendments or modifications thereto or waivers or consents in connection therewith.  The Borrower agrees that, once paid, the fees, costs and expenses payable hereunder shall not be refundable under any circumstances. All fees payable hereunder shall be paid in immediately available funds.

6.                                       Miscellaneous.

(a)                                  This letter agreement is one of the Fee Letters referred to in the Funding Agreement.  This letter agreement shall be entitled to all of the rights and benefits, and subject to all of the limitations and restrictions of, the Funding Agreement as if such rights, benefits, limitations and restrictions were set forth herein in their entirety.

(b)                                 This letter agreement may be executed in any number of counterparts, each of which, taken together, shall constitute one and the same agreement.

(c)                                  No amendment, modification or waiver of any provision of this letter agreement shall be effective without the written agreement of each of the parties hereto. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(d)                                 This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

If you are in agreement with the foregoing, kindly indicate your consent in the space provided below.

FIELDSTONE INVESTMENT FUNDING, LLC, as Borrower

By:
Name:
Title:

Accepted and agreed as of
the date first above written:

CREDIT SUISSE, NEW YORK BRANCH,
as Facility Agent and as CSFB Group Agent
for the benefit of the Lenders in the CSFB Lending Groups

By:
Name:
Title:

By:
Name:
Title: